SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2008

ENDEAVOR URANIUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

10161 Park Run Drive, Suite 150 Las Vegas, NV 89145
(Address of principal executive offices)

619-399-3090
(Registrant’s Telephone Number)

1140 East Main Street

PO Box 250

Naturita, CO 84122

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Endeavor Uranium, Inc.

From 8-K

Current Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 2, 2008, the Board of Directors of Endeavor Uranium, Inc. (the “Registrant”) took the following actions by unanimous written consent: Ms. Bertha Cruz resigned from all positions with the Registrant, including interim Chief Executive Officer, Chief Financial Officer and Director, and, as her final act the sole member of the Company’s Board of Directors, Ms. Cruz appointed Jennifer Karlovsky as the new interim President, Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director of the Registrant. Ms. Karlovsky accepted such appointment.

Since obtaining her liberal arts degree from Northern Illinois University in 2000, and until 2005, Ms Karlovsky served as an outside consultant to various privately held corporations where her responsibilities primarily included assisting companies with complex financial analysis and accounting matters. During such time, Ms. Karlovsky also participated in the review and analysis of all facets of contracting procedures, financial planning and seamless integration, of both eternal and external corporate operations. From 2006 to 2007, Ms. Karlovsky served as the vice president of operations for a privately held tax company.  Since 2007, Ms. Karlovsky has been engaged as a Financial Administrator overseeing the project accounting, contracting and revenue assurance for a privately held company in the health care services industry, where she has also had significant direct engagement with service providers on multi-million dollar projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   October 7, 2008

Endeavor Uranium, Inc.

By:  /s/ Jennifer Karlovsky

Jennifer Karlovsky

President

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